EXHIBIT 99.1

Reconciliation of Net Earnings From Continuing Operations to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted for Certain Items as Defined in the Company's Revolving Credit Facility
($ in millions)	2000	2001	2002	Twelve Months Ending 9/30/03
Net earnings from continuing operations	$ 35	$ 13	$ 26	$ 4
Income tax expense	14	4	9	2
Earnings from continuing operations before income taxes	49	17	35	7
Interest expense	18	18	10	10
Operating income	67	35	46	16
Depreciation and amortization expense from continuing operations	62	61	56	53
EBITDA from continuing operations	129	96	101	69
Adjustments for certain items as defined in the Company's Revolving Credit Facility:
Restructuring charge (benefit)	(1)	--	--	2
Property damage and lost profits from production outage, net of insurance proceeds	--	4	--	--
Bad debt expense	--	--	4	7
Legal costs related to the Department of Justice investigation of the staple fiber industry	--	--	5	6
EBITDA from continuing operations, adjusted for certain items as defined in the Company's Revolving Credit Facility described above	$ 128 =====	$ 100 ====	$ 110 ====	$ 84 ====